Exhibit 99.1

Senmiao Technology Limited Closes $2.8 Million Registered Direct Offering

CHENGDU, China, Nov. 20, 2025 (GLOBE NEWSWIRE) -- Senmiao Technology Limited (NASDAQ: AIHS) ("Senmiao" or the "Company"),  today announced the closing of its registered direct offering (the “Offering”). The Company has sold 1,350,000 shares (the “Shares”) of common stock and pre-funded warrants to purchase 905,000 shares of common stock at a purchase price of $1.26 per share, for aggregate gross proceeds of approximately $2.8 million, before deducting offering expenses.

In connection with the Offering, Senmiao may have a separate private placement to issue warrants (the "Warrants”) to purchase up to 4,510,000 shares (the "Warrant Shares”) of common stock. The Warrants may be issued by the Company upon the receipt of the stockholders’ approval (the “Stockholder Approval”) and will have a term of five and a half years (5.5 years), exercisable immediately upon issuance at an exercise price of $1.26 per share.

"Completing this financing strengthens our financial foundation and provides the resources needed to pursue our growth strategy," said Haitao Liu, Senmiao's Chief Operating Officer. "We are focused on exploring new business opportunities that can diversify our revenue streams and create long-term shareholder value. We appreciate the confidence our investors have shown in our vision and remain committed to disciplined execution of our strategic plan."

The Shares described above are being offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-274749), which was declared effective by the United States Securities and Exchange Commission (the “SEC”) on September 29, 2023. The Shares described above may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement related to the offering was filed with the SEC on November 14, 2025 and available on the SEC's website at http://www.sec.gov.

The Warrants and the Warrants Shares being offered in a separate private placement will be offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) and/or Rule 506(d) of Regulation D of the Securities Act. After the issuance of the Warrants, the Company shall file with the SEC certain registration statement on Form S-1 solely for the purpose of registering the resale of the Warrant Shares within 30 days after the date of a special meeting of the stockholders, assuming the Stockholder Approval is obtained.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchases and financing, management, operating leases, guarantees and other automobile transaction services in China.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements  are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in the Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:
Yiye Zhou
Email: edom333@ihongsen.com
Phone: +86 28 6155 4399

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